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                                         Filed Pursuant to Rule 424(b)(3)
                                         File No. 333-71969
 __________________________________________________________________________


                               DATALINK.NET, INC.

                     SUPPLEMENT NO. 5 DATED APRIL 5, 2000
                     TO PROSPECTUS DATED OCTOBER 4, 1999


     This Supplement contains information relating to the table under the caption "Selling Securityholders" in our October 4, 1999 prospectus.

     Keith Rosenbloom and JF Shea Co. have transferred warrants to purchase 20,235 and 6,758 shares of our common stock, respectively, to Deere Park Equities, L.L.C. As a result of these transfers and sales made, Keith Rosenbloom and JF Shea Co. are no longer selling securityholders. The dis-closures for Deere Park Equities, L.L.C. are as follows:

                                 Beneficial Ownership Before Offering
                            ________________________________________________

                            Number of
                             Shares
                            Issued or
                            Issuable      Issued or
                            on Conver-    Issuable
                             sion of      on Exer-
                            Preferred     cise of      Shares      Warrants
Selling Securityholder        Stock       Warrants     Offered     Offered
______________________      _________     _________    ________    ________

Deere Park Equities, L.L.C.    -0-          26,993      26,993       26,993